Exhibit 15.2

中国北京建国门外大街1号国贸写字楼2座12-15层100004

12-15th Floor, China World Office 2, No. 1 Jianguomenwai Avenue, Beijing 100004, China

电话 Tel： +86 10 6563 7181 传真 Fax： +86 10 6569 3838

电邮 Email： beijing@tongshang.com 网址 Web： www.tongshang.com

Commerce & Finance Law Offices

Consent Letter

January 27, 2025

To:	Autozi Internet Technology (Global) Ltd. Building B09, Intelligence Park, No. 26 Yongtaizhuang North Road, Haidian District, Beijing, China, 100192.

Dear Sir/Madam,

We hereby consent to the references to our firm’s name in Autozi Internet Technology (Global) Ltd.’s annual report on Form 20-F for the year ended September 30, 2024 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices

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